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MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.             A review of the Servicer’s activities during the calendar year 2020 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.             To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 21, 2021

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Wells Fargo Commercial Mortgage Securities Inc.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	BANK 2020-BNK25	Series 2020-BNK25
Master and Special Servicer on the Kings Plaza loan under the Benchmark 2020-B16 PSA.
Special Servicer on the 1412 Broadway loan under the BANK 2019-BNK24 PSA.
Master Servicer on the 560 Mission Street loan under the Benchmark 2020-B16 PSA
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2010-C1	Special Servicer
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2011-C4	Special Servicer
Fox River Mall and Eastgate Mall only
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2012-C10	Special Servicer
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2014-LC14
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2014-C22
Master Servicer of the Stamford Plaza Portfolio loan under the GSMS 2014-GC24 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2013-UBS1
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-C26	Special Servicer
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-LC20
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-NXS1
Special Servicer of the Eastgate One Phases I-VII & XII and the Eastgate Two Phases VIII-X loans under the WFCMT 2015-C28 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-C28	Special Servicer
Master and Special Servicer of the Commerce Point I & II loan under the CGCMT 2015-GC29 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-C29	Special Servicer
Special Servicer of The Brickyard Square loan under the WFCMT 2015-C28 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-NXS3	Special Servicer
One Court Square loan only.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-C31	Special Servicer
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-NXS4
Special Servicer of the One Court Square loan under the WFCMT 2015-NXS3 PSA.
Special Servicer of the CityPlace I loan under the WFCMT 2015-C31 PSA
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2015-P2
Master Servicer of the Harbor Pointe Apartments, the Anchorage Marriott Downtown and the JW Marriott Santa Monica Le Merigot loans under the CGCMT 2015-GC35 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016-NXS5
Special Servicer of the One Court Square loan under the WFCMT 2015-NXS3 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016-LC24	Special Servicer
Master Servicer of the Hilton Garden Inn Athens Downtown loan under the CGCMT 2016-C2 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016-NXS6
Master Servicer of the Plaza Mexico - Los Angeles loan under the MSC 2016-UBS11 PSA.
Master Servicer of The Falls loan under the MSC 2016-UBS12 PSA
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016-C36
Special Servicer of the Central Park Retail and One & Two Corporate Plaza loans under the WFCM 2016-LC24 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016-LC25
Special Servicer on the Rio West Business Park loan under the BACM 2017-BNK3 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2016-C37
Master Servicer of the 80 Park Place loan under the CGCMT 2016-C3 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017-RB1
Special Servicer of The Summit Birmingham loan under the BACM 2017-BNK3 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	BANK 2017-BNK4
Master and Special Servicer on the Pentagon Center loan under the GSMS 2017-GS6 PSA.
Special Servicer on The Summit Birmingham and JW Marriott Desert Springs loans under the BACM 2017-BNK3 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017-C38
Master Servicer on the iStar Leased Fee Portfolio loan under the MSC 2017-H1 PSA.
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio loan under the DBJPM 2017-C6 PSA.
Special Servicer on the 2851 Junction loan under the BANK 2017-BNK6 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017-C39
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio loan under the DBJPM 2017-C6 PSA.
Master Servicer on the iStar Leased Fee Portfolio and Yeshiva University Portfolio loans under the MS 2017-H1 PSA
Special Servicer on the Marble Hall Gardens loan under the CSAIL 2017-C9
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	BANK 2017-BNK7
Master and Special Servicer on the Moffett Place B4 loan under the JPMDB 2017-C7 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017-C40
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio loan under the DBJPM 2017-C6 PSA.
Master Servicer on the Magnolia Hotel Denver and iStar Leased Fee Portfolio loans under the MSC 2017-H1 PSA.
Master and Special Servicer of the Atrisco Plaza Shopping Center loan under the UBS 2017-C5 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017-C41
Master and Special Servicer on the Marriott LAX Airport loan under the CGCMT 2017-C4 PSA.
Special Servicer on the US Industrial Portfolio III under the BANK 2017-BNK8 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2017-C42
Special Servicer of the Bass Pro & Cabela’s Portfolio loan under the GSMS 2017-GS8 PSA.
Special Servicer on the Moffett Towers II - Building 2 loan under the WFCMT 2018-C43 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	BANK 2018-BNK10
Primary Servicer on the Extra Space Self Storage Portfolio under the MS 2017-HR2 PSA.
Special Servicer on the Moffett Towers II - Building 2 loan under the WFCMT 2018-C43 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2018-C43	Special Servicer
Master and Special Servicer on the Houston Distribution Center under the UBS 2018-C8 PSA.
Master Servicer on the SoCal Portfolio under the CGCMT 2018-B2 PSA.
Special Servicer on the Airport Business Center Portfolio under the BANK 2018-BNK11 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2018-C44
Special Servicer on the Airport Business Center loan under the BANK 2018-BNK11 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2018-C45
Special Servicer on the CoolSprings Galleria loan under the BANK 2018-BNK12 PSA.
Master Servicer on the Flats at East Bank loan under the CGCMT 2018-C5 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	BANK 2018-BNK13
Special Servicer on the CoolSprings Galleria loan under the BANK 2018-BNK12 PSA.
Master and Special Servicer on the Plaza Frontenac Portfolio loan under the MSC 2018-L1 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2018-C46
Master Servicer on the Torrance Technology Campus loan under the UBS 2018-C11 PSA.
Special Servicer on the Moffett Towers II - Building 1 loan under the Benchmark 2018-B6 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2018-C47	Special Servicer
Special Servicer on the Holiday Inn FiDi loan under the CGCMT 2018-C6 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2018-C48
Special Servicer on the Starwood Hotel Portfolio and Virginia Beach Hotel Portfolio under the WFCM 2018-C47 PSA
Depositor	Wells Fargo Commercial Mortgage Securities Inc.	BANK 2019-BNK16
Master Servicer on the Penske Logistics Distribution Center loan under the MSC 2018-H4 PSA.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2019-C50	Special Servicer
Master and Special Servicer on the Dominion Tower loan under the UBS 2019-C16 PSA.
Depositor	Wells 2019-C50	Series 2019-C50	Primary

Master and Special Servicer on The Colonnade Office Complex loan and the Great Value Storage Portfolio loan, both under the UBS 2019-C16 PSA, the Inland Devon Self Storage Portfolio, The Block Northway and the Wolverine Portfolio loan under the BBCMS 2019-C3 PSA

Depositor	Wells 2019-C51	Series 2019-C51	No Role
Master and Special Servicer on the Patuxent Crossing loan and the Wolverine Portfolio loan under the BBCMS 2019-C3 PSA, and the CIRE Equity Retail & Industrial Portfolio under the BMARK 2019-B12 PSA.
Depositor	Wells 2019-BNK19	Series 2019-BNK19	No Role
Master Servicer on the Waterford Lakes Town Center loan under the GSMS 2019-GC39 PSA and the Grand Canal Shoppes loan under the MSC 2019-H7 PSA.
Special Servicer on the Eleven Seventeen Perimter and Polo Towne Crossing SC loans under the Bank 2019-BNK20 PSA
Depositor	Wells 2019-C52	Series 2019-C52	No Role
Master Servicer on the SoCal Retail Portfolio loan and the Embassy Suites at Centennial Olympic Park loan, both under the MSC 2019-H7 PSA.
Depositor	BANK 2019-BNK222	Series 2019-BNK22
Master servicer of the Storage Post Portfolio loan under the BANK 2019-BNK21 PSA
Depositor	WFCM 2019-C53	Series 2019-C53	Special Servicer
No additional notes regarding this Pari Passu.
Depositor	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2019-C54	Series 2019-C54	No Role
Special Servicer on The Tower at Burbank loan under the Bank 2019-BNK20 PSA and the Planet Self Storage Portfolio loan under the WFCM 2019-C53 PSA
Master Servicer on the Washington Avenue Portfolio loan under the GSMS 2019-GSA1 PSA
Master and Special Servicer on the CIRE Equity Retail & Industrial Portfolio under the BMARK 2019-B12 PSA.
Depositor	Wellls Fargo 2020-C55	Series 2020-C55
Master and Special Servicer on the F5 Tower loan, the ExchangeRight Net Leased Portfolio #31 loan, and the Exchange on Erwin loan, all under the BBCMS 2020-C6 PSA
Master and Special Servicer on the Kings Plaza loan under the BMARK 2020-B17 PSA
Depositor	Wells Fargo Commercial Mortgage Trust 2020-SOP	Series 2020-SOP	Special Servicer
Depositor	WFCM 2020-C56	Series 2020-C56	Special Servicer
Master Servicer on the KPMG Plaza at Hall Arts loan under CSAIL 2020-C19 PSA and University Village loan under CSMC 2019-UVI PSA.
Special Servicer of the HPE Campus loan under the MSC 2020-HR8 PSA
Depositor	WFCM 2020-C57	Series 2020-C57	Special Servicer
Master Servicer on the The Grid loan under the WFCM 2020-C56 PSA.
Depositor	WFCM Trust 2020-C58	Series 2020-C58
Special Servicer on the HPE Campus loan under theMSC 2020-HR8 PSA.
Master Servicer and Special Servicer on the McClellan Park loan under the Benchmark 2020-B21 PSA.
Depositor	One New York Plaza Trust 2020-1NYP	Series 2020-1NYP	Special Servicer